EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

dELiA*s, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-131678) of dELiA*s, Inc. of our reports dated April 11, 2006, relating to the consolidated financial statements and schedule of dELiA*s, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended January 28, 2006.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

New York, New York

April 27, 2006